UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 7, 2013

SMART ONLINE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-32634	95-4439334
(Commission File Number)	(IRS Employer Identification No.)

4505 Emperor Blvd., Suite 320 Durham, North Carolina	27703
(Address of Principal Executive Offices)	(Zip Code)

919-765-5000
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Current Report on Form 8-K/A, or Amendment No. 1, is being filed as an amendment to the Current Report on Form 8-K filed by Smart Online, Inc., or the Company, with the United States Securities and Exchange Commission on April 22, 2013, or the Original Report.  The sole purpose of this Amendment No. 1 is to correct the title of the newly appointed CEO Amir Elbaz.  No other changes have been made to the Original Report.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 17, 2013, Mr. Robert Brinson, Jr. announced that he would not stand for re-election to the board of directors of the Company, or the Board, at the end of his annual term.  Mr. Brinson will remain a director until our 2013 annual meeting of stockholders.

Also on April, 22, 2013, Mr. Robert Brinson, Jr, announced his resignation from his position as chief executive officer of the Company, effective April 30, 2013. Mr. Brinson will continue to serve as a strategic advisor to the Company under a consulting arrangement, the terms of which have not been finalized as of the date of this filing.

On April 22, 2013, the Board appointed its current Chairman of the Board, Amir Elbaz, age 36, to serve as CEO of the Company, effective May 1, 2013. During his tenure as a Board member and the Chairman, Mr. Elbaz has been actively involved in the operations of the Company. Mr. Elbaz has served on the Company’s Board since January 2010 and as the Chairman of the Board since November 2012. Mr. Elbaz currently serves as Chief Executive Officer of two companies in the technology and media sectors. Mr. Elbaz also advises technology and renewable energy companies on business strategy, restructuring and business development initiatives. Mr. Elbaz served as the Executive Vice President & Chief Financial Officer of Lithium Technology Corporation until November 2008. Mr. Elbaz joined LTC in 2006 to oversee finances and marketing, as well as business development. Prior to joining LTC, Mr. Elbaz served as a Senior Associate of Arch Hill Capital NV, a Dutch venture firm, from 2005-2006.  During 2004 and most of 2005, Mr. Elbaz served as Vice President of Corporate Finance at Yorkville Advisors, where Mr. Elbaz sourced, structured and managed investments in more than a dozen public and private companies. Prior to joining Yorkville Advisors, Mr. Elbaz served for several years as an analyst with the Economic Department in the Procurement Mission of the Israeli Ministry of Defense in New York City. In that capacity, Mr. Elbaz co-headed multi-million dollar negotiations with first tier technology companies, and was in charge of the financial aspects of the day-to-day operations. Mr. Elbaz holds a B.A. from the University of Haifa, Israel, and an MBA in Finance & Investments from Bernard Baruch College, CUNY, New York. Following his MBA graduation, Mr. Elbaz was elected to the International Honorary Finance Society of Beta Gamma Sigma.

There are no transactions in which Mr. Elbaz has an interest requiring disclosure under Item 404(a) of Regulation S-K.

On April 22, 2013, Mr. Dror Zoreff, also announced that he would not stand for re-election to the Board.  Mr. Zoreff served on the Corporate Governance and Nominating Committee. Mr. Zoreff will remain a director until new members are elected at the 2013 annual meeting of stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By:	/s/ Gleb Mikhailov
Name:	Gleb Mikhailov
Title:	Chief Financial Officer

Date:  May 7, 2013